EXHIBIT 23



               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 2-97669) of Continental Bank Corporation of our report dated June 10, 1994 appearing on page 1 of this Annual Report on Form 11-K.




PRICE WATERHOUSE


Chicago, Illinois
June 10, 1994